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                                                                    Exhibit 10.1

                             Lifeline Systems, Inc.

                           Restricted Stock Agreement
                     Granted Under 2000 Stock Incentive Plan

     AGREEMENT made as of the 13th day of February, 2003 (the "Effective Date"), between Lifeline Systems, Inc., a Massachusetts corporation (the "Company"), and Ronald Feinstein (the "Participant").

     For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

     1.   Issuance of Shares.

     The Company hereby issues to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company's 2000 Stock Incentive Plan (the "Plan"), 36,000 shares (the "Shares") of common stock, $0.02 par value, of the Company ("Common Stock"). The Company shall issue to the Participant one or more certificates in the name of the Participant for that number of Shares issued to the Participant. The Participant agrees that the Shares shall be subject to forfeiture pursuant to Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

     2.   Forfeiture.

          (a) In the event that the Participant ceases to be employed by the Company for any reason or no reason, with or without cause (the "Employment Termination Date"), prior to February 28, 2008 the Participant shall forfeit to the Company, without compensation, all of the Unvested Shares (as defined below).

     "Unvested Shares" means the total number of Shares multiplied by the Applicable Percentage at the Employment Termination Date. The "Applicable Percentage" shall be (i) 100% during the period commencing on the Effective Date and ending February 28, 2006: (ii) 66 2/3% during the period from March 1, 2006 through and including February 28, 2007; 33 1/3% during the period from March 1, 2007 through and including February 29, 2008; and zero on and after March 1, 2008.

          (b) Notwithstanding subsection (a) above, in the event that the Participant's employment is terminated pursuant to Section 11(iii) of that certain Employment and Noncompetition Agreement effective as of April 2, 2003 (the "Employment Agreement"), any Unvested Shares that would otherwise cease to be Unvested Shares pursuant to subsection (a) above within the twelve-month period following such date of termination, shall cease to be Unvested Shares and shall no longer be subject to forfeiture pursuant to subsection (a).

          (c) Notwithstanding Section 8(c)(3) of the Plan, upon a Change in Control Event resulting in consideration to the shareholders of the Company of more than $20.95 (subject to appropriate adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other

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than a normal cash dividend) per share of Common Stock (as valued by the Board of Directors of the Company), any restrictions and conditions on the Shares (including the forfeiture provisions of subsection (a)) shall automatically be deemed terminated or satisfied. Upon a Change in Control Event resulting in consideration which is not more than $20.95 (subject to appropriate adjustment as described in the prior sentence) per share of Common Stock, such restrictions and conditions shall remain in effect in accordance with their terms.

          (d) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

     3.   Forfeiture Procedure.

          (a) At any time following an Employment Termination Date, the Company may deliver or mail to the Participant (or his estate) a written notice of forfeiture. Such notice shall specify the number of Shares to be forfeited by the Participant (or his estate).

          (b) Within 10 days after delivery to the Participant of the Company's notice of forfeiture pursuant to subsection (a) above, the Participant (or his estate) shall, pursuant to the provisions of the Joint Escrow Instructions referred to in Section 5 below, tender to the Company at its principal offices, for no consideration, the certificate or certificates representing the Shares to be forfeited, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company.

          (c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

     4. Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer") any Shares, or any interest therein, that are subject to forfeiture, except that the Participant may transfer such Shares
(i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, "Approved Relatives") or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the forfeiture obligations set forth in Section 2) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, except as otherwise set forth in this Agreement, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.

     5.   Escrow.

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     The Participant shall, upon the execution of this Agreement, execute Joint
Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to the Clerk of the Company, as escrow agent thereunder. The Participant shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and hereby instructs the Company to deliver to such escrow agent, on behalf of the Participant, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

     6.   Restrictive Legends.

     All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

          "The shares of stock represented by this certificate are subject to restrictions on transfer and a forfeiture requirement set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Chief Financial Officer of the corporation."

     7.   Provisions of the Plan.

          (a) This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

          (b) As provided in the Plan, upon the occurrence of an Acquisition Event (as defined in the Plan), the forfeiture and other rights of the Company hereunder shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Shares under this Agreement. If, in connection with an Acquisition Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

     8.   Withholding Taxes; Section 83(b) Election.

          (a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of the Shares to the Participant or the lapse of the Company's right to reacquire the Shares upon the forfeiture thereof.

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          (b)  The Participant has reviewed with the Participant's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant's own tax liability that may arise as a result of this issuance of Shares or the transactions contemplated by this Agreement. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are acquired rather than when and as the Company's right to reacquire the Shares upon forfeiture expires by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of issuance.

          THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT'S BEHALF.

     9.   Miscellaneous.

          (a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service as an employee of the Company (not through the act of being hired or acquiring shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

          (b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

          (c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

          (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

          (e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9(e).

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          (f)  Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          (g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the Shares, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement. In the event of an inconsistency between this Agreement and the Employment Agreement, the provisions of this Agreement shall govern.

          (h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

          (i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.

          (j) Participant's Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant's own choice or has voluntarily declined to seek such counsel;
(iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Hale and Dorr LLP, is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

          (k) In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification or shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, the vesting schedule shall be appropriately adjusted as determined by the Board of Directors.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  Lifeline Systems, Inc.

                                  By: /s/ Dennis M. Hurley
                                      --------------------
                                      Title: SVP Finance/Chief Financial Officer
                                             -----------------------------------
                                      Address:  c/o Lifeline Systems, Inc.
                                                111 Lawrence Street
                                                Framingham, MA 01702-8156




                                  /s/ Ronald Feinstein
                                  ---------------------------
                                  Ronald Feinstein

                                  Address:   c/o Lifeline Systems, Inc.,
                                             111 Lawrence Street
                                             Framingham, MA 01702-8156

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                                    Exhibit A

                             Lifeline Systems, Inc.

                            Joint Escrow Instructions

                                                     February 13 ,2003

Jeffrey A. Stein
Clerk
Hale and Dorr LLP
60 State Street
Boston, MA 02109

Dear Sir:

     As Escrow Agent for Lifeline Systems, Inc., a Massachusetts corporation, and its successors in interest under the Restricted Stock Agreement (the "Agreement") of even date herewith, to which a copy of these Joint Escrow Instructions is attached (the "Company"), and the undersigned person ("Holder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Agreement in accordance with the following instructions:

     1. Appointment. Holder irrevocably authorizes the Company to deposit with you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares. For purposes of these Joint Escrow Instructions, "Shares" shall be deemed to include any additional or substitute property. Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

     2.   Closing of Forfeiture.

          (a) Upon any required forfeiture of the Shares pursuant to the Agreement, the Company shall give to Holder and you a written notice specifying the number of Shares to be forfeited, as determined pursuant to the Agreement, and the time for a closing hereunder (the "Closing") at the principal office of the Company. Holder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

          (b) At the Closing, you are directed (i) to date the stock assignment form or forms necessary for the transfer of the Shares, (ii) to fill in on such form or forms the number of

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Shares being transferred, and (iii) to deliver same, together with the certificate or certificates evidencing the Shares to be transferred, to the Company.

     3. Withdrawal. The Holder shall have the right to withdraw from this escrow any Shares which are no longer subject to forfeiture.

     4.   Duties of Escrow Agent.

          (a) Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

          (b) You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

          (c) You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or Company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or Company by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (d) You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

          (e) You shall be entitled to employ such legal counsel, including Hale and Dorr LLP, and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

          (f) Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Clerk of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), your successor as Clerk shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.

          (g) If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

          (h) It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you

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are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

          (i) These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

          (j) The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys' fees and disbursements, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

     5. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

          COMPANY: Notices to the Company shall be sent to the address set forth in the salutation hereto, Attn: Chairman of the Board of Directors

          HOLDER: Notices to Holder shall be sent to the address set forth below Holder's signature below.

          ESCROW AGENT: Notices to the Escrow Agent shall be sent to the address set forth in the salutation hereto.

     6.   Miscellaneous.

          (a) By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

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          (b)  This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                    Very truly yours,

                                    Lifeline Systems, Inc.

                                    By:    /s/ Dennis M. Hurley
                                           --------------------
                                    Title: SVP Finance/Chief Financial Officer

                                    HOLDER:


                                    /s/ Ronald Feinstein
                                    --------------------
                                    Ronald Feinstein

                                    Address:     c/o Lifeline Systems, Inc.
                                                 111 Lawrence Street
                                                 Framingham, MA 01702-8156
                                    Date Signed: February 13, 2003

ESCROW AGENT:



/s/ Jeffrey A. Stein
--------------------
Jeffrey A. Stein

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                                    Exhibit B

                                    (STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE)




     FOR VALUE RECEIVED, I hereby sell, assign and transfer unto
__________________ (_________) shares of Common Stock, $0.02 par value per share, of Lifeline Systems, Inc. (the "Corporation") standing in my name on the books of the Corporation represented by Certificate(s) Number __________ herewith, and do hereby irrevocably constitute and appoint
______________________ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

                                              Dated: ____________________


IN PRESENCE OF                                __________________________________


                                              __________________________________


     NOTICE: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration, enlargement, or any change whatever and must be guaranteed by a commercial bank, trust company or member firm of the Boston, New York or Midwest Stock Exchange.

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